UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2026 (August 12, 2026)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 12, 2026, Ever After Foods Ltd. (“EAF”), an indirect majority-owned subsidiary of Pluri Inc. (the “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Fishway BV (“Fishway”) and the holders of certain securities of Fishway as specified in the Share Purchase Agreement (the “Sellers”).

Pursuant to the Share Purchase Agreement, and subject to the satisfaction or waiver of customary closing conditions, EAF agreed to acquire all of the outstanding share capital of Fishway in exchange for the issuance of EAF’s ordinary shares to the Sellers (the “Transaction”). The Transaction is intended to support EAF’s European strategy through Fishway’s Belgian corporate presence and development-stage research activities relating to cell lines and culture media for potential use in the cultivated seafood industry.

In connection with the Transaction, EAF and certain of the Sellers (the “Investors”) entered into a simple agreement for future equity (the “SAFE Agreement”), pursuant to which the Investors agreed to invest an aggregate principal amount of $2.0 million in EAF (the “SAFE Amount”).

The Company is not a party to the Share Purchase Agreement or any related Transaction agreements. Through a wholly owned subsidiary, the Company currently indirectly owns approximately 69% of EAF’s outstanding share capital. Following completion of the Transaction, the Company expects that its indirect ownership interest in EAF will be reduced to approximately 58%, reflecting dilution to EAF’s shareholders in connection with the Transaction.

The Closing Date of the Transaction is expected to occur within 30 days from the date of the Share Purchase Agreement, subject to the satisfaction or waiver of customary closing conditions, including the approval of the amended and restated articles of association of EAF and other required corporate approvals.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. Forward-looking statements include, but are not limited to, the expected closing of the Transaction, the Company’s expected change in indirect ownership interest in EAF following closing of the Transaction, the satisfaction of any customary closing conditions, continued control of EAF, the expected entry to the SAFE Agreement, the payment of the SAFE Amount, and the expected strategic benefits of the Transaction. Words such as “may”, “will”, “should”, “could”, “would”, “expect”, “intend”, “plan”, “believe”, “estimate”, “target”, “potential”, “continue”, “anticipate”, “seek”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Transaction is subject to closing conditions and may not be completed when expected, or at all. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: August 17, 2026	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

2